SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 14, 2014

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On April 14, 2014, Tri-Tech Holding Inc. (the “Registrant”) received a letter (the “Nasdaq Letter”) from the Chief Counsel of The Nasdaq Stock Market (“Nasdaq”), notifying the Registrant that the Nasdaq Hearings Panel (the “Panel”) has determined to deny the request of the Registrant for continued listing. Accordingly, the Panel suspended trading of the Registrant’s shares effective as of the open of business on April 16, 2014. The Registrant’s shares now trade under the symbol “TRITF” on the over the counter market.

The Panel’s determination was based on its affirmation that of the Nasdaq Staff’s exercise of its authority pursuant to Nasdaq Listing Rules 5101 and 5250(c)(1). Nasdaq Rule 5250(c)(1) relates to the Registrant’s failure to file its annual report on Form 10-K for the year ended December 31, 2013. Nasdaq Rule 5101 provides Nasdaq with broad discretionary authority “in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.”

The Nasdaq Letter noted that the Registrant may request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel’s decision if the Registrant provides a written request for review that is received within 15 days from the date of the Panel’s decision. In addition, the Council may determine on its own motion to review the decision within 45 calendar days after issuance of the Panel’s decision.

ITEM 8.01	OTHER EVENTS.

On April 21, 2014, the Registrant published a press release announcing the decision by the Registrant’s Board of Directors to divest the Registrant of its ownership interest in Beijing Huaxia Yuan Jie Water Tech Co., Ltd. (“Yuan Jie”) by selling the Registrant’s 51% interest in Yuan Jie to the minority owner of Yuan Jie. The Registrant anticipates entering definitive agreements in the near future regarding the sale of such interest.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release of the Registrant dated April 21, 2014 regarding Nasdaq panel decision.
99.2	Press release of the Registrant dated April 21, 2014 regarding divestiture of Yuan Jie.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

	By:	/s/ Phil Fan
	Name:	Phil Fan
	Its:	Chief Executive Officer
Dated: April 21, 2014